PROGEN
                                                              INDUSTRIES LIMITED

                                                              ABN 82 010 975 612

                                                      P.O. Box 28 Richlands D.C.
                                                       Queensland 4077 Australia
                                                      Telephone: +61 7 3273 9100
                                                      Facsimile: +61 7 3375 9318




                              COMPANY ANNOUNCEMENT

                       CHANGE IN SUBSTANTIAL SHAREHOLDING
                                    FORM 604


19th May 2004


The Company advises that it has received the Notice of Exercise of Options from Medigen Biotechnology Corporation for 406,261 options at $2.50 per share totalling $1,015,652.50.

Medigen's shareholding in the company increased to 6.57%.





Milton McColl
Company Secretary.


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